EXHIBIT 99.1

Nemus Bioscience, Inc. Signs Agreement with Albany Molecular Research Inc. (AMRI) to Manufacture Cannabinoid-Based Active Pharmaceutical Ingredient for Glaucoma

Long Beach, Calif., August 1 , 2018 (GLOBE NEWSWIRE) -- Nemus Bioscience, Inc. (OTCQB: NMUS), focused on the development of cannabinoid-based therapeutics to address global medical indications, especially those of unmet medical need, today announced an agreement with Albany Molecular Research Inc. (NASDAQ: AMRI) for the development and manufacture of Nemus' proprietary cannabinoid-based active pharmaceutical ingredients (API). The agreement will capitalize on AMRI's process chemistry expertise in the synthesis and formulation of Nemus' proprietary prodrug of tetrahydrocannabinol (THC). This molecule forms the basis of NB1111, Nemus' compound in development for the treatment of glaucoma.

"Advancing our lead therapeutic candidates into the API manufacturing stage is a major milestone for our company and is pivotal for initiating human studies," commented Brian Murphy, M.D., CEO-CMO of Nemus. "Cannabinoid-based therapies have the potential to revolutionize glaucoma therapy by not only lowering intraocular pressure, but by exerting a direct neuroprotective effect on the cells of the optic nerve, thereby preserving vision.”

"AMRI looks forward to working with Nemus to bring this new class of cannabinoid-based therapies through the developmental process," said Christopher Conway, Senior Vice President of Discovery and Development Services at AMRI. "AMRI will focus on manufacturing synthetic versions of Nemus' proprietary prodrug of THC at our U.S. Drug Enforcement Administration (DEA) approved facilities."

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about product development, business strategy and milestones, and the studies relating to and the potential benefits of Nemus’ proprietary, cannabinoid-based therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including "goal," "focus," "aims," “expects,” “plans,” "believes," "can," “could,” "challenge," "predictable," "will," or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Nemus’ most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Nemus disclaims any intent or obligation to update these forward-looking statements.

ABOUT NEMUS BIOSCIENCE, INC.

The Company is a biopharmaceutical company, headquartered in Long beach, California, focused on the discovery, development, and commercialization of cannabinoid-based therapeutics for significant unmet medical needs in global markets. Utilizing certain proprietary technology licensed from the University of Mississippi, Nemus is working to develop novel ways to deliver cannabinoid-based drugs for specific indications, with the aim of optimizing the clinical effects of such drugs, while limiting potential adverse events. Nemus’ strategy is to explore the use of synthetic compounds, alone or in combination with developmental partners. The Company is led by a highly qualified team of executives with decades of biopharmaceutical experience and significant background in early-stage drug development.

For more information, visit http://www.Nemusbioscience.com.

ABOUT ALBANY MOLECULAR RESEARCH INC. (AMRI)

Albany Molecular Research Inc. (AMRI) is a global contract research and manufacturing organization that has been working with the Life Sciences industry to improve patient outcomes and the quality of life for more than two decades. With locations in North America, Europe and Asia, our key business segments include Discovery and Development Services (DDS), Active Pharmaceutical Ingredients (API), and Drug Product Manufacturing (DPM). Our DDS segment provides comprehensive services from hit identification to IND, including expertise with diverse chemistry, library design and synthesis, in vitro biology and pharmacology, drug metabolism and pharmacokinetics, as well as natural products. API supports the chemical development and cGMP manufacture of complex API, including potent, controlled substances, steroids, hormones, cytotoxic compounds and sterile API. DPM supports development through commercial scale production of complex liquid-filled and lyophilized parenterals, sterile suspensions and ophthalmic formulations. For more information, visit http://www.amriglobal.com.

CONTACTS:

Nemus Investor Relations:

PCG Advisory Group

Adam Holdsworth

Email: adamh@pcgadvisory.com

Phone: 646-862-4607